CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 3, 2019, relating to the financial statements of A3 Alternative Credit Fund (the “Fund”), as of and for the one day ended August 29, 2019, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Other Information” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

September 3, 2019